Exhibit 4.40

‘BARECON 2001” STANDARD BAREBOAT CHARTER
PART1
1, Shipbroker BIMCO STANDARD BAREBOAT CHARTER
CODE NAME : “BARECON 2001”
Mitsui & CO.L TD PART I 2. Place and date lilillil!l November 2019 :zr
3. Owners I Place of business (CI. 1) 4. Bareboat Charterers I Place of business {CJ. 1}
Anchor Trans lnc. Vernazza Shlptrada lnc.
Panama City, Republic of Panama guaranteed by Elfuku Trust Company Complex, Ajeltake Road, Ajeltake Island, Kaiun Co., Ltd. Majuro. MH96960, Marshall Islands guaranteed by Navios
Maritime Partners L.P.
5. Vessel’s name, call sign, flag and IMO number (CI. 1 and 3)
Dream Canary, 3EBN6, Panamanian flag, 1tl0,528 M.T. DIW Type Bulk Carrier, IMO Number 95830(}5
6. Type of Vessel 7. GT /NT 180,628 M.T. DfW Type Bulk Carrier GT: 92,379 tons
NT: 60,236 tons
8. When I Where built 9. Total DWT (abt.} in metric tons on s1:1mmer fFeeBeafi:l
March, 2015 at TSUNEISHI HEAVY INDUSTRIES (CEBU), 180,528 M.T. INC.
10. Classification Society (CI. 3) 11. Date of last special survey by the Vessel’s classification society
Nippon Kaiji Kyokal {NK) NIA
12 ... f mtl:lef-{:1aftlsulars-of-Vesse~e--iAGIGate--miAimHFR AHFf’ll:ler-ef months!-vaJIGity--ef-slass seFtifieate&agreed aoo.ta-Gb--J} Cargoes to be carried; All lawful cargoes within the Vessel’s capabilities/Class, IMO, flag, her insurance
13. Port or Place of delivery (CI.3) 14. Time for delivery (CI.4) 15. Cancelling date (CI.5)
As per Clause 6 of the MOA (as defined in Clause 1 hereof) As per Clause 5 of the MOA As par Clause 5 of the MOA See Also Clause 32.
16. Port or Place of redelivery (CI. 3) 17. No. of months’ validity of trading and class certificates upon redelivery {CI. 15)
At one safe berth ·or one safe port WOI’Idwide In the 3 months Charterers’ option but always within the Trading Limits
16. Running days’ notice if other thaA stated in Cl.4 19. Frequency of dry-docking Cl. 10(g)
NIA As per Classification Society and flag state requirements
20. Trading Limits (CI.6)
Trading Umits: always safely afloat worldRwide within International Navigation Conditions with the Charterer’s option to break same paying extra insurance~ but always In accordance with Clause 13 and 40.
In any event any country/place designated pursuant to any International or supranational law or regulation imposing trade 1 and economic sanctions including countries/places sanctioned by UN/USA, prohibitions or restrictions (which may be amended from time to time during the Charter Period) shall always be excluded.
21. Charter Period (CI. 2) 22. Charter hire (CI. 11)
Twelves (12) years plus/minus 30 days in Charterers’ option See Clause 35
(See Clause 34)
23. New class and other statutory requirements (slate percentage of Vessel’s insurance value ace. to Box 29 (CI. 10(a)(ii))
NIA
24. Rate of Interest payable ace. to Cl.11 (f) and, if applicable, 25. Currency and method of payment (CI.11) ace. to PART fV
NIA United States Dollars payable calendar monthly in advance
26. Place of payment: also state beneficiary and bank account 27. Bank guarantee I bond (sum and place) (CI. 24 (optional) {CI. 11)
To be advised NIA

‘BARE:CON 2001” STANDARD BAREBOAT CHARTER
PART1
30. Additional insurance cover, if any, for Owners’ account limited 31, Additional insurance cover, if any, for Charterers’ account to (CI. 13(b) or, If applicable, Cl. 14(g)) limited to (CI. 13(b) or, if applicable, Cl. 14(g)) N/A See Clause 40 (c)
32. Latent defecls (only to be filled in [f period other than stated in 33. Brokerage commission and to whom payable (CI.27) Cl.3) N/A NIA 34. Grace period (state number of clear banking days) (CI. 28) 35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 3D( c) agreed, Place of Arbitration musl be stated (CI. 30) See Clause 41 London I English Law
36. War cancellation (indicate countries agreed) (CI. 26(f)) NIA
37. Newbuilding Vessel (Indicate with ‘yes’ or ‘no’ whether PART 38. Name and place of Builders (only to be filled In if PART Ill lit applies) (optional\ applies) NIA No
39. Vessel’s Yard Building No. (only to be filled in if PART Ill 40. Date of lauildiR§-Shipbuilding Contract (only to be filled in if applies) PART Ill applies) N/A No 41. Liquidated damages and costs shall accrue to (s1ate party ace. to Cl. 1) a) NIA b) NIA c) NIA
42. !-lire/Purchase agreement (indicate with ‘yes’ or ‘no’ whether 43. Bareboat Charter Registry (Indicate with ‘yes’ or ‘no’ whether PART IV applies) (optional) PART IV applies) (optional) NIA N/A See Clause 37(d)
44. Flag and Country of the Bareboat Charter Registry (only to be 45. Country of the Unde~ying RegistfY (only to be filled in If PART filled In If PART V applies) V applies) NIA NIA
See Clause 37 (d) 46. Number of additional clauses covering special provisions, if agreed Clause 32 to 60 Inclusive .. PREAMBLE u It Is mutually agreed that th1s Contract shall be performed subject to the conditions contamed m lh1s Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It fs further mutually agreed that PART Ill and/or PART IV and/or PART V shall only apply and shall only form part of this Charter If expressly agreed and stated in Boxes 37, 42 and 43. If PART Ill and/or PART IV and/or PART V apply, it Is further agreed that In the event of a conflict of conditions, !he provisions of PART I and PART II shall prevail over those of PART lll and/or PART IV and/or PART V to the extent of such conflict but no further.

PART II
"BARECON 2001" Standard Bareboat Charter

1. **Definitions**
In this Charter, the following terms shall have the meanings hereby assigned to them:
"The Owners" shall mean the party identified in Box 3;
"The Charterers" shall mean the party identified in Box 4;
"The Vessel" shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12;
"Financial Instrument" means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.
"MOA" means the Memorandum of Agreement entered into between the Owners as buyers and SMALTITE SHIPPING CORPORATION of the Marshall Islands as Sellers (the "Sellers") dated th November 2019 in respect of the Vessel.
"Banking Days" shall mean the days identified in Cl.36 (b)
"Total Loss" shall mean the situation identified in Cl.40 (a)

2.
Charter Period
In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 (the "Charter Period").

3.
Delivery Also See Clause 32
The Vessel shall be delivered and taken over by the Charterers as per Clause 32.
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
~~(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter.~~
The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 ~~in such ready safe berth as the Charterers may direct.~~
(b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag state indicated in Box 5 ~~and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.~~
~~(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

4. **Time for Delivery See Clause 32**
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers' consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~
~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days' preliminary and not less than fourteen (14) running days' definite notice of the date on which the Vessel is expected to be ready for delivery.~~
~~The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position.~~

5. **Cancelling**
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
~~(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~
~~(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~
~~(c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.~~

6. **Trading Restrictions**
The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.
The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.
The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.
Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. ~~This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.~~

7. **Surveys on Delivery and Redelivery**
~~*(not applicable when PART III applies, as indicated in Box 37)*~~
The Owners and Charterers have the right of ~~shall each~~ appointing surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery.~~redelivery hereunder. The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~

8. **Inspection See Clause 59**
The Owners shall have the right **maximum** once per year~~at any time~~ after giving reasonable **1 month prior** notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:- **provided it does not interfere with the operation/itinerary of the Vessel and/or crew**
(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners.~~unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;~~
~~(b) in dry-dock if the Charterers have not dry-docked her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and~~

PART II
"BARECON 2001" Standard Bareboat Charter

~~(c) for any other commercial reason they consider necessary (provided it does not unduly interferer with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.~~

~~All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period.~~

The Charterers shall also permit the Owners to inspect the Vessel's log books maximum once per year ~~whenever~~ reasonably requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9. **Inventories, Oil and Stores** SEE CLAUSE 53

~~A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.~~ SEE ALSO CLAUSE 32, AND CLAUSE 46

Maintenance and Operation

10. (a)(i) Maintenance and Repairs - During the Charter period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall exercise due diligence to maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense, they shall at all times keep the Vessel's Class unexpired ~~fully up to~~ date with the Classification Society indicated in Box 10 maintain all other necessary certificates in force at all times.

(ii) New Class and Other Safety Requirements

~~In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent. of the Vessel's insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter, shall in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.~~ SEE CLAUSE 38

(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, ~~even if for any reason appointed by the Owners.~~

Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

(c) The Charterers shall keep the Owners ~~and the mortgagee(s)~~ advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

(d) Flag and Name of Vessel

~~During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and de-registration, if required by the Owners, shall be at the Charterers' expense and time.~~ SEE CLAUSE 37 & 43

(e) Changes to the Vessel - Subject to Clause 10(a)(ii), ~~the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.~~ SEE CLAUSE 38

(f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in **substantially** the same ~~good order and~~ condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period **unless agreed otherwise by the Owners and the Charterers.** ~~if requested by the Owners.~~ Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not

PART II
11BARECON 2001 1’ Standard Bareboat Charter less than once during the period stated In Box 19 or, If Box 286 19 has been lett blank, every sixty (60) calendar months 287 after delivery or such other period as may be required by 288 the Classification Society or flag state. 289 11. Hire SEE CLAUSE 35 290 (a)-~~aflerers shall pay--hlre--<kie-lO--IAe--Gwlleffi 291 I*JAGI\Jalll’-l.,_.ooof<lanaa--WIIMile-lefm&-of..lhis--Gllarlef-iA 292 respoot-4-wAist-1-time-&RaU-ba-Gf-the--BSS&AOO: 293 (1>)-+he-Gllaflerers shal~pay to the Owners-fGf..tlle-hire-ol 294 tfte-lJessel a lldm!3 sum-iiHiw--amount:-tREl~Gated-lll--8ex--2a 295 wh!Gh-shalf..ll~la-Aot later tha~ve~uoniR!I 296 Elays-i~ha-firs~um-l>eill!JilllYeble-efl-lAe 297 dat<H~Rd-ilo<!f-of-t11o--Vesoel’s-<Jeiively--la-the-Gllaflel0rs, 298 leire--~l>alt-l>e-r>aid-<lontilloously-threu§hout-tll~rlef 299 PeFieG. 300 (c) Payment of hire shall be made in cash without 301 discount In the currency and in the manner indicated in 302 Box 25 and at the place mentioned in Box 26. 303 {Gf--- FiAalj3ayment.of--Aire, if far a-pefleG--ef-less-llia-R--tf::t.ft.y 304 (:lllj-runniR~ eays, shatt-toa-aalsulate<l--proporlloR!I!I¥ 305 aooorffin§l te tAe--mlm98f-ef--days FemaiAiflg.--befere 306 re<lelivery---<:lnd---a<lvaMe--paymeRt--lo-I>E>-elfestee 307 aoooF<IiA!W- 308 (ef---SI!euld-lhe-Ve&sei-l>e-losH>f-FJli&siAg,.nire-ffialkease 309 fFGm-the4ate-aR€1-tlme-wh9-R---SRe--was-le~st-heaftl-e.f. 310 :r-Ae-Gate-\lpon-whlsh-tAe--Vess~e-treate9 as lost-&F 311 missing shall be t””·(-10)--<lay&-<l~er--the-\lessel-wa&-l..t 312 repoF1:e9 ar when--lha--Vassel-is------f)estad-as.--mfssiA§-bY 313 bley9!.s1-wtliGhevef....asGUrs first /1-,ny.. .flife--{:}airJ-ln-advafloo 314 te-be-a<ljuste<i-aGGor<IIRgiy, 315 (lj Any delay-In paymente--ahntitle--!Ae-Qwnef& 316 to~i~e-.. rate-p-ef--aRAUm-a&-a{¥6ed--in BeJi 24. If 317 8~as-net-been---fi.lled.-ill;-#’t~ree-mootA-s-interbank 318 effered-rata-ln--bondon (bi~OR or-11&-wooessort-aJ--the 319 OOJ’Fe-Asy-.state~ iA Se-x 29, as q\KlteG---by--li:Je-·BFitisR 320 Bankem’ Asseffiatlen--{88At--en-t·he date vAleA-th&-hife-fell 321 d”e,ir!Greased-l>y 2 per sent,-$aif.aW!y, 322 AA- Payment Gf Interest a~e wndei’--SHh-Gfayse-1-~11 323 l:.la-maQa-wlthin seven (7) r-uAAing-.Qay-s-ef the Elate of---lRe 324 Gwne~eGifyiRg-t.Re--ameuHl-payable-ol’-;--if’l---tR 325 ah-e.eAGe-Qf-an-iRVGioo,at-the-time-Gf-.tM-n~ayment 326 dale, 327 12. Mortgage SEE CLAUSE 44 328 (only to epply If Box 28 lias been appropriately filled In) 329 ‘l {a)--The-Owflers-waFFaR!-tl>al-tlley-llave-no~effeated 330 any mafl~age{a)-e~e-Vassel and that--thoy-sllall-n<>t 331 elfeat-any-mortgase(&)-witllool-tl1e-prior-GO!l8enl-<>l-the 332 GllaJterei’S,whisiH;I>alkwt-I>EHifll’<l<l.OAably-witlll>altl~ 333 :1 (tl)--+lla-Vessekilarter-this Charter ls,fiAanse<l 334 b.y-a-meFl:gage-aGGeffiiAo-----00-th e Fi na AGiai-Hlstnnrtent”’” 335 +Ae-GhartOl’efS--<lRdertake-lo-eompl~rovide--sooh 336 i-nformatiGA-and--4eGUmeAts---to enat:lle the--GWRefS--.to 337 somply,wlth-all Sl.IGR 1Actrustiens-ef4irestions-in-re&affi..te 338 the ernJ31eyFAenl,.---tns-ufaROOS,------epe-FaliaR-;-fe~aiFS and 339 maiR-terumse-of.-tAe-Vessel--as-laiG-4ewn-iA--tAe---F-JnanGial 340 I-Rstrument-er-as-may¥be GiFesteG from-time-te-time----duriAg 341 the-G\Iff6!1BY· af the Charter-l>y-lhe-marlgagee(<>}-lll 342 OOAfGFffiity~inan~menb-----+Re--CilaFtSfBfS 343 OORfirm ti:lat, ffl~ tl:lis f)tnp~se;--lhey-----Jlave-----asquai-Rted 344 themselves wltA all--relevalll---terms,---eeA~iUon&-aflG 345 pmvisieRS----et--1:-he--Finanelal-·lnstrr.Jment and af]Fee to 346 askAGWIOOge tRis in writlng-11’1-----aAy--form tAat r+~ay-be 347 fllquiFB<i-1>y--111e-rnortgagae(&-), The Ownei’S-WaffaR\..th aI 348 teeyfiave-not-elfeste<i-any mart~age(&-)-otheHilaR-statad 349 i!Hle><-28-aRtl-ti>a~they shall no~agree-te-any-amoodment 350 ef.-the--meftga!iJe{st--r-e-ferreG--te--ifl-Box 28 er effest--any 351 eth~m~s)------witheut-th8----f1Fi9f---OORSen~e 352 Ghartel’ef&,-WhJsh-sAaU-net-tle-uRreasenal:.lly-witAAekl.- 353 *) (Optional, Clauses 12 fal and J.2...JlU are ~tllematlves; indioate 354 altemallve agreed In Box 28l. 355 356 13. Insurance and Repairs SEE CLAUSE 40 357 (a} During the Charter Period the Vessel shall be kept 358 insured by the Charterers at their expense against hull 359 and machinery, war and Protection and Indemnity risks 359 (and any risks against which It is compulsory to insure for 360 the operation of the Vessel, Including maintaining 361 financial security In accordance with sub~clause 362 10(a)(lll))ln undeowrlter’s standard from as the 363 Owners have recelvedJ reviewed and shall-in 364 Wl#ingapproved,-wRIGA--a[;)pr-ova-1----sAall-flet;.........be 365 mr<laSGilably-wllhllet<l.IA-s”sh-ferm-ae-lhe--Gwn””’ 366 sl>ali--IR-wriUn~ve, whish apprevai---Wall-r>et-l>e 367 ul’lfeasoR-ably-withh.eiEh Such insurances shall be 368 arranged by the Charterers to protect the interests of 369 both the Owners and the Charterers and the mortgagees 370 (If any), and the Charterers shall be at liberty to protect 371 under such Insurances the Interests of any managers 372 they may appoint. Insurance policies shall cover the 373 Owners and the Charterers according to their respective 374 interests. Subjest-kHAe--previsiellS--Gf-th~cial 375 -enl;-l~nd-the-ewr<>val sf tee Owners-and 376 Uls-insl:lfBF&,---the-Ghar=tereFs shall-effeGt-all-lnsw:ed-fepair-s 377 an€! sAall r.JndeFtake--settlemeffi-aR4..-felrnOOFsement-fl:em 378 lJ;}s-insuFeFS-Gf-.all eesls in Gonneetioo--with eldeR repairs 379 as-we-U----as---msur~es,.-B*fletwes-an€1----UaSii-Uies--to-tAe 380 exteAt-9f-GeV&FaQe-UndeF tAe insuraRGeS--Rerei~d 381 foh 382 383 The Charterers also to remain responsible for and to 384 effect repairs and settlement of costs and expenses 385 incurred thereby in respect of all other repairs not 386 covered by the insurances and/or not exceeding any 387 possible franchise(s) or deductibles provided for In the 388 Insurances. 389 All time used for repairs under the provisions of sub- 390 clause 13(al and for repairs of latent defects according to 391 Clause 3(cl above, including any deviation, shall be for 392 the Charterers’ account. 393 {G}--If-«::e----wflditieFt&-ef....tt:le--abeve-if’lsuraAG9S---f3ermit 394 ad<IUiOflal-lnsH~be plaoed by-lh8-J*!rtlee,suse 395 OOV&f-8-hall-be-l-imited-to---the---amGunt fer easA paRy-set-eut 396 iA-80J<-3Q..antl-ll<»<+””,r$pe<llive~y,--=t=fle..GwAers-<>F-tfle 397 GRaJ:ter-eFS---aS-I:he Gase may-be----si:lal[--immeffiately 398 fumisll--th<HJther-party..wlthi>artl’*’lam-ol-aRy-aeeitional 399 ffiwronse-e#eGted,--IRSIOOtf’lg-.eeple&--Gf.--any saver nates 400 or--J:)eliGies-and--tf!G-WFitten-OOR-Sent-of..the--ffislJfefS-Oh.my 401 susll-require-4-i-FNWfanee in any Gase-whe~e--the---BaRSeflt 402 of sueR instueFS-is--fle.eessafY;- 403 (c) The Charterers shall upon the request of the 404 Owners provide information and promptly execute such 405 documents as may be reasonably required to enable the 406 Owners to comply with the Insurance provisions of tile 407 Financial Instrument. 408 (d)--S<ll,jest----la--the--pr0111siGAs-ef tee Flnanaial 409 ffistnfment, if any, shouJEI---tAe--¥essel-bewme-all-BOOfa~ 410 eonstrusYve,~sompromised-GF-agreed-total-less--under-t:Ae 411 i-MliFanees reEjulred ~:mEier sua-siause---1-3{ah--all 412 irn;ura nG9--f}SYAlents--fGF-.stleh-iess-sHall-be-paid---te--the 41 3 Gwoofs-w!’IG--Shall--distrioote--U:le .. --meAeys betweoo-tAe 414 0Wn8fo-aml-the-Chaflerero-aGGer<lirl!l-i<>-thaiHeSJlas!IVe 415 interest&.---+he C AaFI.ere~ndeftake-to-notify---tAa-GwnefS 416 ami-the meFt~agee~ny, ef any-{)GGu~n 417 sonse€{UBRGB··Of-wAish--tlcie.JJttssel is likely-te--be-GGme-a 418 t<>ta~les&-a&4efined-11’1-1111s-<;tauea~SEE CLAUSE 40 419 (e) The Owners shall, upon the request of the 420 Charterers, promptly execute such documents as may be 421 required to enable the Charterers to abandon the Vessel 422 to insurers and claim a constructive total loss. 423 (f)-~FeF-th6---f)l.JFf39Se-Gf--iASUf-aRGe-GGVefa!)e---a{J8ifmt-.Rull 424 aru:HnaGhln~r-r-isks----u-OOer-the-pmvisief’IS-Of...sHb.. olaus~{a),lhe-value-ef..lhe-Ve&sst-ie-lhe-sum-IR<li&ated i!Hl<>J<-29~SEE CLAUSE 40 14. Insurance, Repairs and Classification N/A 425 (Optional, only lo apply if expressly agreed and slated ill 426 Box 29. in whlcl1 event Clause 13 s!Jafl be consklered 427 deleted). 428 (a) llHrin~ tAe-Ci>artef..l>eriod-ll>a-Vesse~~all-l>e-l<ept 429 insured-hy-111e--Owners-al-tlleiH>Xpenses-ega lnst-lwll-aRd 430 maGhiRe-fY-URd war Flsks ~AdeHRe--fGfm..of-p9UGy-eF 431

PART II
"BARECON 2001" Standard Bareboat Charter

~~policies attached hereto. The Owners and/or Insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests.~~

~~(b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.~~

~~(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.~~

~~(d) The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a).~~

~~The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.~~

~~(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~

~~(f) All time used for repairs under the provisions of sub-clause 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.~~

~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~

~~(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~

~~(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14 (a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.~~

~~(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~(l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.~~

15. Redelivery ALSO SEE CLAUSE 46

At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe berth or anchorage at a safe ~~and ice-free~~ port or place as indicated in Box 16, in ~~such ready safe berth as the Owners may direct.~~ The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the Owners.

The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 5 per cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of the Charter shall continue to apply.

Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in substantially the same ~~or as good structure, state,~~ condition ~~and class~~ as that in which she was delivered, fair wear and tear not affecting class excepted.

The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16. Non-Lien ALSO SEE CLAUSE 47

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. ~~The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:~~

~~"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."~~

17. Indemnity ALSO SEE CLAUSE 54

(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

PART II
"BARECON 2001" Standard Bareboat Charter

(b) If the Vessel be arrested or otherwise detained by reason of a claims or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18. Lien
The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19. Salvage
All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average
The Owners shall not contribute to General Average.

22. Assignment, Sub-Charter and Sale
(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.
~~(b) The Owners shall not sell the Vessel during he currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.~~ SEE CLAUSE48

23. Contracts of Carriage
*) (a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.
*) ~~(b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~
*) *Delete as applicable.*

24. Bank Guarantee
(Optional, only to apply if Box 27 filled in)
~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter.~~

25. Requisition/Acquisition ALSO SEE CLAUSE 40 (a)/(b)
(a) In the event of the requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to a "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.
(b) Notwithstanding the provisions of clause 25 (a), in the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority, **which for the avoidance of any doubt, shall exclude requisition for use or hire not involving requisition of title** (hereinafter referred to as "Compulsory Acquisition"), then, ~~irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur,~~ this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event charter hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition", but not thereafter.

26. War
(a) For the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.
(b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous or is likely to be or to become dangerous, after the entry into it, the Owners shall have the right to require the Vessel to leave such area.
(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.
~~(d) If the insurers of the war risk insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls~~

PART II
11BARECON 2001” Standard Bareboat Charter
sl!all-oe-ffiimi>llffie<l-by-lha-Gllartar&fS-la-#le-GweeFS-al 720 the-same-time-as-t~B-Aext-paymeffi--Qf-Air:e-is·dl:l&:- 721
(e) The Charterers shall have the liberty: 722
(1) to comply with all orders, directions, 723 recommendations or advice as to departure, arrival, 724 routes, sailing in convoy, ports of call, stoppages, 725 destinations, discharge of cargo, delivery, or in any 726 other way whatsoever which are given by the 727 government of the nation under whose flag the 728 vessel sails, or any other government, body or group 729 whatsoever acting with the power to compel 739 compliance with their orders or directions’ 731 (ii) to comply with the orders, directions or 732 recommendations of any war risks underwriters who 733 have the authority to give the same under the terms 734 of the war risks insuran«::e; 735 (iii) to comply with the terms of any resolution of tha 736
Security Council of the Unlted Nations, any 737 directives of the European Community, the effective 738 orders of any other supranational body which has 739 the right to issue and give the same, and with 740 national laws aimed at enforcing the same to which 741 the Owners are subject, and to obey the orders and 742 directions of those who are charged with their 743 enforcement. 744 {f.)-------ffi-te-evant ef ebltbmak-ef wa.f {w-Rether--the-fe ae-a 745 deslar-atlGR-Gf-w-ar-·or-net--t--fit--betweeR any ~NO-GF--m9fe 746 of-the-4eUewln€J-OO\HWi~·the-I.J.Rite4--States ef Ameriear 747 Rlfssiar·the UniteS Kin~Eiaffij----FfanGB;--and---tfle-P~ 748 Re!*ll>liG-af-Ghi~etwa&A-afl)’-1wo-aHll<)f6-of--the 749 eeHRY/es--stateEI in Bex----3e., -9etfl-tl-le--Gwf:tefS- aRG----tRe 750 GharteFeFS stlall--have ltle right---tG---GB:HGel-this--GR-after7 751 wf:le.FmlpoA--tRe-G-1:1-afterers sl1all retleliv&f-tl:te--Vessel--ffi 752
!!1e-GWOOfS-i!HIGGGr<!aiwa-With-Giao<;e-4li;jl-!he-\lessel 753 has-eaF§e-en-beaf4--afteF-disGJ:\af§e-#lereor-at 754 l;lestiAatiGA-;--9r-if-da9affeG-u1’!deF ti:Jis G1ause .. rr-eFR 755 reasAiAg-an<k>fl-g-U-a! a Rear opell-aFI<kafe-perl--as 756 <!ireGted by !!1e Gwners,-er4!11e-Vessei-llawe-Gaf!I’J 757 el+-bGaHJ,--at-#le-peft-at-wA~e-Vessel tReA !s--eF--if-at 758 sea-ai---a---Reaf;-epeR---aAG----safe-paR-as----dlroote€1----by--tf:la- 759 QWAefS,----f-n.-aU Gases hffe-shaH--sootfnue---te-9e----pai4-J.R 760 aGGOFEiaooa---w/th~-Gl-at:it!ie-----1--1----aFld e>:GefJt a.s-afe.Fe.satd-a!l 761 elller-jmWisiellS4lllio-GhaF!6FWII-appi)41HYI 762 rodellve~ 763
27. Commission 764
+he--GwRar.s-to pay a eernmissien--a-t--tRe-.rate--ffiE!Wated-in 766 ~ate tAe 6rokers Ramea ln-Br:m g~ en-any--hire---paid 766 un<J<lf-th<>-Gha~<>-<a!a--l&-iR<IiGa!ed-in Bo” 331-lllo 767 oommiss-ioo----tG-be pai€1 by the.-QwneF&-SRall---GeV8F----#te 768 astual-exj:Jenses ef tl:le BrokefS-aR€1-a-raaseRable--fee--feF 769 their-work ,. 770
lf-tho-IHIW!Ir&-is-ooli>ai<k>wi~reaGh-of !H&-GharteH>y 771 aitflef--Of--lho-partles, the ‘”’W-IIa-erafore----,;1\aU 772
-iAGemAify--#le--Bmkef&-afJaiR-st--lllelf---Wss.-- Qf.-oommtsslon~ 773
Should the parties agree to cancel the Charter, the 774 Owners shall Indemnify the Brokers against any loss of 776 commission but in such case the commission shall not 776 exceed the brokerage on one year’s hire. 777
28. Termlnatron 778
(a) Charterer’s Default 779
+he--GwRers--shali-IJe-entttte<l--lG--withGraw-too--\lessel-from 780 tAe-sefViGe-Gf-.the----Gh aFteFers anS----tefmlAata-Ule---GRa-Jter. 781 willl--immediate-elfesl-by-wfil!el1 not1Ge-io-111&-Gharterer&-1t 782 {it-the CJ:laFterers fail te pay ~’liFe in aGGefGaooe-with 783 Glause---1-’h----Mewever.,--wftefe----.there------1&------fai!ure--te 784 make-----puflGtuaJ.----payment--eJ---flir-e-due---te-eve-FS!ghtT 785 Aei}Hgel’!ce, erreFS or--omlssial’ls-oR--#Ie-paH--of--t-Re 786
Ghafter~sir-baFl-ke-fs,-lhe Qv ·ners enan give the 787
GRaftefefs----wfitten-----AgtiGe--~e.~numbef------{)f -GJea-F 788
i>allking-<tays.--stated-i11-13ox-34---jas-feG<Jjjnise<l-a!-IAe 789 agraOf! t>lase--of;>aymoot)--in--wlliGh-to-<estify-tlla-latlura, 790 aR4-wheA----Se-reGtitied-witRlA----$l;lGI=l-FWJ’Rber~e.f---4ays 791 fol!owiAg--t-he-OwneFS’ noUG&,---the-paymeffi.-&MI!--stand 792 a-s---regular. anEI j8{clAGtual.--~-aHur-e-by--the-Gflarte!’8fS-to 793 pay-l;iro--wl!hin--11\o 794
“”’”bSf--<lf-day&-sta!e<l-ln--Behl4-af-li1e!HeGelvieg 795 the-QwnefS!-RatlGB<-a&--l*fNiGed .. hatei-A,-sha!~e 796 the-Gwnefs-t~w-fRe---Vessel··fmm-t-Re-servise 797 ef-the--GRaftafefS--an€1-temtinate·-tfle----GNFteF-WI!Ae-ut 798 furth9f-tletise.; 799
(IIJ--!I1e-Ghafiefer;;..Jail--!o--GGmply-wl-e-requ-s BOO oF. 801
~lause--8-ftra<lin!}-RestfiG!lons) 802 (2) Clause-1;l{a)--(ffisuranoo--a00--Repaifs) 803
(‘r<Widad-tHel-ll!e--GweerH\I!all--have--!R<H>ptieA;--J.y 804 wr.iUen netiGa -te-the--ChaFterefs,-.. to gl•:e the 805 Gl!artaref&-a--Sf”’Glfie-mi>ef--Of-<iay&-jjraoo--wilhffi 806 whiel:l te r-eGtlfy-tfla---failiJfe-witHoot-prejudire---00-the 807 Gwoors’--flght-te--wlth<lraiV--afl<l..laFrnl!lai<Hm<iar--!his 808
Glause If lhe Chaf!efers-fal~ply- with sush 809
Mtioor
~ll)--the-CharteFers fall le res!lfy any-failuro--to-e””’’’il’ 810 will>-the-·-r-””men!s of sub-Gl..,.e---40(a){i) 811 (MalnteMAGS--itAd -Re;a aiFS) as-seGR-a&-pFaGtlsally 812 pessible--after--tfle---GwRers..--fl~uested--tl:lem-in 813 wRUng se te Elo·-at=u:l--i-R---any-eve-Rt--so-ihat--tAe 814
~ASUmRGe-Gever.is-net-prejudiG-e€1-:. 815
SEE CLAUSE 41 & 42
(b) Owners’ Default 816 If the Owners shall by any act or omission be in breach of 817 their obligations under this Charter to the extent that the 818 Charterers are deprived of the use of the Vassel and 819 such breach continues for a period of fourteen (14} 820 running days after written notice thereof has been given 821 by the Charterers to the Owners, the Charterers shall be 822 entitled to terminate this Charter with immediate effect by 823 written notice to the OWners. 824 (c) Loss of Vessel This CAarter-shall-l>e-deeme<l-!<>--ba-leFmiFiatad-if-tho :Vessel----heGGmes a tetal-less er !s deslared-a~ soostrustive-eF-Gempromise4-oF--arraHge4--tetal-less.------Fef
!110--flurpose-4-this-wl>-Giausa,-!he-\lesssl--shall-eo!-ba 825 deemed-·tG---Be-l9$t--uR!ese--s-Ae-ha&-eilRer--beoome--aA 826
-aGtuai-tGta!--tess-or-ag-reement-lla-s-aee-A--feaffieG-wllh-hBF 827 -uA€1SFWf.!ters-iR-FespeGt--Gf--h6f-GGAStr.ustiva,oompremiseG 828 fH-affilAi}e4---tGtal less er if---m!Gh-agreemt-wlth~h6f 829 Wl<!e/W<Iter&-is-Rol--faaGha<I--J!..i&.a<ijudg~soffil’elefli 830 tfibunal---tRat---a-oonstrustWe---!oss--ef----ths----Vessel-has 831 oGGUrrorh SEE CLAUSE 40 (d)/( e) 832
(d) Either party shall be entitled to terminate this 833
Charter with immediate effect by written notice to the 834 other party in the event of an order being made or 835 resolution passed for the winding up, dissoilltion, 836 liquidation or bankruptcy of the other party {otherwise 837 than for the purpose of reconstruction or amalgamation) 838 or if a receiver Is appointed, or-iHt-wspen~ymeAt; 839 ceases to carry on business or makes any special 840 arrangaments or composition with its creditors. 841 (e) The termination of this Charter shall be without 842 prejudice to all rights accrued due between ttla parties 843 prior to the date of termination and to any claim that 844 either party might have. 845
Repossession
In the event of the termination ofthis Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel 846 from the Charterers at her current or next port of call, or 847 at a port or place convenient to them without hindrance 848 or interference by the Charterers, courts or local 849 authorities. Pending physical repossession cf the Vessel in accordance with this Clause 29, the Charterers shall 850 85”1 29. 852 853 854 865 856 85”1 858

PART II
"BARECON 2001" Standard Bareboat Charter

hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.

30. **Dispute Resolution**

*) (a) This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

*) ~~(b) This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conduced in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

*) ~~(c) This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

~~(d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.~~

~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-~~

~~(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") (calling on the other party to agree to mediation.~~

~~(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (the "Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.~~

~~(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.~~

~~(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedures shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.~~

~~(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.~~

~~(vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.~~

~~*(Note: the parties should be aware that the mediation process may not necessarily interrupt time limits.)*~~

~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases.~~

*) *Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.*

31. **Notices SEE CLAUSE 51**

~~(a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.~~

~~(b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1. **Specifications and Shipbuilding Contract**

(a) The Vessel shall be constructed in accordance with the Building Shipbuilding Contract (hereafter called "the 'Shipbuilding Building Contract'") as annexed to this Charter, made between the Builders and the Sellers Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been countersigned as approved by the Charterers.

(b) No change shall be made in the Shipbuilding Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid without the Charterers' consent.

(c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred.

Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties.

The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.

2. **Time and Place of Delivery – SEE CLAUSE 33**

(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract, the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of the Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.

(b) If for any reason other than a default by the Sellers Owners under the Shipbuilding Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Sellers, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.

(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon

(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or

(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right of rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers;

(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders; SEE CLAUSE 33

(iv) if this Charter terminates under sub-clause (b) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.

(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.

3. **Guarantee Works – SEE CLAUSE 32**

If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the Shipbuilding building Contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

4. **Name of Vessel – SEE CLAUSE 44**

The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

5. **Survey on Redelivery – SEE CLAUSE 46**

The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery.

Without prejudice to Clause 15 (PART II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART IV
HIRE/PURCHASE AGREEMENT
(Optional, only to apply if expressly agreed and stated in Box 42)

~~On expiration of this Charter and provided the Charterers have fulfilled their obligations according to PART I and II as well as PART III, if applicable, it is agreed that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~

~~*In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.*~~

~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~

~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery, be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag shall be for Buyers' account. Any taxes, consular and other charges and expenses connected with closing of the Sellers' register shall be for Sellers' account.~~

~~In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalised, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers.~~
~~The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc) as well as all plans which may be in Sellers' possession.~~

~~The wireless installation and nautical instruments, unless on hire, shall be included in the sale without any extra payment.~~

~~The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract, and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.~~

~~The Buyers undertake to pay for the repatriation of the Master, officers, and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (PART II) or to pay the equivalent cost of their journey to any other place.~~

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

1. Definitions

For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:

"The Bareboat Charter Registry" shall mean the registry of the state whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.

"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.

2. Mortgage – See Clause 44

The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (PART II) shall apply.

3. Termination of Charter by Default

If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.

In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.